Question 7.c)
-------------
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this series?
                                                                   (Y or N)

103  Goldman Sachs Retirement Strategy 2010 Portfolio		       N
104  Goldman Sachs Retirement Strategy 2015 Portfolio		       N
105  Goldman Sachs Retirement Strategy 2020 Portfolio		       N
106  Goldman Sachs Retirement Strategy 2030 Portfolio		       N
107  Goldman Sachs Retirement Strategy 2040 Portfolio		       N
108  Goldman Sachs Retirement Strategy 2050 Portfolio		       N
109  Goldman Sachs All Cap Growth Fund                                 N
113  Goldman Sachs Enhanced Dividend Global Equity Portfolio           N
114  Goldman Sachs Tax-Advantaged Global Equity Portfolio              N
116  Goldman Sachs U.S. Equity Fund				       N


* Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.